EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DSE Fishman, Inc.. (the “Company”) on Form 10-QSB for the period ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Fincher, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lisa Fincher

Lisa Fincher

Chief Executive Officer and Chief Financial Officer

January 9, 2006